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                                                                     EXHIBIT 5.1


DENVER

BOULDER

COLORADO SPRINGS

LONDON

MUNICH

SALT LAKE CITY

SAN FRANCISCO

December 16, 2003

M.D.C. Holdings, Inc.
3600 S. Yosemite Street, Suite 900
Denver, Colorado 80237

Re: M.D.C. Holdings, Inc. 5 1/2% Senior Notes due 2013

Ladies and Gentlemen:

         We have acted as counsel to M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), in connection with (i) the Company's Registration Statement on Form S-3 (File No. 333-107859) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act"), on August 11, 2003, as amended on August 28, 2003 and September 2, 2003, and (ii) the offering and sale by the Company of $200,000,000 aggregate principal amount of its 5 1/2% Senior Notes due 2013 (the "Notes"), which have been fully and unconditionally guaranteed by certain of its subsidiaries (the "Guarantors"). The Notes, together with the guarantees issued by the Guarantors, are described herein as the "Debt Securities."

         All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

         In connection with the Company's and the Guarantors' preparation and filing of the Registration Statement and their offering and sale of the Debt Securities, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

         In connection with this opinion, we have examined the following documents:

         (1) The Articles or Certificate of Incorporation of the Company and each of the Guarantors, as amended to date;


           1700 Lincoln Street, Suite 4100 Denver, Colorado 80203-4541
                        tel 303.861.7000 fax 303.866.0200


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M.D.C. Holdings, Inc.
December 16, 2003
Page 2

         (2) The Bylaws of the Company and each of the Guarantors, as amended to date;

         (3) The form of the Indenture and the Supplemental Indenture, dated May 19, 2003 (the "Supplemental Indenture"), each filed as an exhibit to the Form 8-K filed May 19, 2003, and the form of the Debt Securities, which is an exhibit to the Supplemental Indenture;

         (4) Authorizing Resolutions (defined in the Indenture) of the Company dated as of December 5, 2003, which authorize and approve the issuance of the Notes;

         (5) Such records of the corporate proceedings of the Company and the Guarantors, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

         (6) Such other certificates and assurances from public officials, officers and representatives of the Company and the Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion.

         On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction, as to which we express no opinion, as may be applicable):

         When (a) the Debt Securities in substantially the form contained in the Indenture shall have been authorized, executed and authenticated in accordance with the terms of the Indenture, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939 and duly executed and delivered and (c) the Debt Securities shall have been issued and sold as described in the Registration Statement, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement, dated December 8, 2003 and the

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M.D.C. Holdings, Inc.
December 16, 2003
Page 3

Authorizing Resolutions, relating to such Debt Securities, the Notes will be duly authorized and valid and binding obligations of the Company and the Guarantees will be duly authorized and valid binding obligations of the Guarantors, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         The opinions expressed herein are limited to the laws of the States of Colorado and New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         This opinion may be incorporated by reference as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

         The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,



/s/ Holme Roberts & Owen LLP